EX‑35.13

(logo) WELLS FARGO	Corporate Trust Services MAC R1204-010 9062 Old Annapolis Road Columbia, MD 21045 Tel: 410 884 2000 Fax: 410 715 2380

Wells Fargo Bank, N.A. Commercial Mortgage Securities, Inc.

375 Park Avenue 2nd floor

J0127-023,

New York, NY 10152-023

RE: Annual Statement of Compliance

The undersigned, a duly authorized officer of Wells Fargo Bank, N.A., as Certificate Administrator for the Stamford Plaza Portfolio Loan Combination (in such capacities, “Wells Fargo”), hereby certifies as follows as of and for the year ending December 31, 2014 (the “reporting period”):

(a)      A review of Wells Fargo’s activities during the reporting period and of its performance under the applicable servicing agreement(s) listed on Schedule A hereto (the “Servicing Agreement(s)”) has been made under my supervision; and

(b)     To the best of my knowledge, based on such review, Wells Fargo has fulfilled all of its obligations under the Servicing Agreement(s) in all material respects throughout the reporting period, except as noted on Schedule B.

March 19, 2015

/s/ Brian Smith

Brian Smith

Vice President

To: Wells Fargo Bank, N.A. Commercial Mortgage Securities, Inc.

Schedule A

List of Servicing Agreement(s) and Series

Pooling and Servicing Agreement dated as of September 1, 2014, by and among GS Mortgage Securities Corporation II, as Depositor, Midland Loan Services, A Division of PNC Bank, National Association, as Master Servicer, LNR Partners, LLC, as Special Servicer, Situs Holdings, LLC, as Operating Advisor, Wells Fargo Bank, National Association, as Certificate Administrator and Trustee relating to the Series GSMSC 2014-GC24 Commercial Mortgage Pass-Through Certificates relating to the Stamford Plaza Portfolio Loan Combination, a pari passu portion of which is included in the Series WFRBS 2014-C22 Commercial Mortgage Pass-Through Certificates transaction.

To: Wells Fargo Bank, N.A. Commercial Mortgage Securities, Inc.

Schedule B

Material Non-Compliance with Servicing Obligations

Not Applicable